Exhibit 99.1

Contact: Bob DeBarr
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800

Press Release
MICREL REPORTS 2014 FOURTH QUARTER
AND FULL YEAR FINANCIAL RESULTS

•	Full year revenues of $247.6 million, compared to $237.1 million in 2013
—Full year revenues of $242.5 million without a one-time conversion of $5.1 million

•	Revenues of $57.9 million, compared to $67.5 million for the third quarter of 2014
—Revenues of $62.4 million for the third quarter of 2014 without a one-time conversion of $5.1 million

•	GAAP net income of $3.1 million, or $0.05 per diluted share for the fourth quarter of 2014

•	Non-GAAP net income of $4.8 million, or $0.08 per diluted share for the fourth quarter of 2014

•	GAAP net income of $13.5 million, or $0.24 per diluted share for 2014
—Net income of $0.19 per diluted share without the one-time revenue conversion

•	Non-GAAP net income of $17.8 million, or $0.31 per diluted share for 2014

•	Gross margin of 51.1% and 51.7% for the fourth quarter and full year 2014, respectively

•	Repurchased 0.5 million shares of Micrel common stock for a total of $6.7 million for the fourth quarter of 2014

•	Repurchased 1.7 million shares of Micrel common stock for a total of $20.2 million for 2014

•	Declared quarterly dividend of $0.05 per share

San Jose, CA, January 29, 2015 - Micrel, Incorporated (Nasdaq: MCRL), a leading global manufacturer of IC solutions for the worldwide high performance linear and power, LAN and timing and communications markets, today announced financial results for the fourth quarter and full year ended December 31, 2014.

Micrel Reports 2014 Fourth Quarter and Full Year Financial Results
January 29, 2015

Revenues for 2014 for the total year were $247.6 million, compared to $237.1 million in 2013. Revenues for the fourth quarter of 2014 were $57.9 million, a $9.6 million or 14.2% decrease, compared to $67.5 million for the third quarter of 2014. Compared to the fourth quarter of 2013, revenues were $2.1 million, or 3.5% lower. During the third quarter of 2014, the Company converted certain distributors to a sell-in revenue recognition model following changes to the terms of Micrel distribution agreements. Revenues for the third quarter of 2014 included a one-time increase of $5.1 million, which represented the amount of inventory at these distributors on June 30, 2014. This one-time increase in revenues and related income is excluded from non-GAAP results, as explained below, under “Non-GAAP Reporting”.
GAAP net income was $3.1 million, or $0.05 per diluted share, for the fourth quarter of 2014, compared to net income of $4.7 million, or $0.08 per diluted share, for the third quarter of 2014, and net income of $3.4 million, or $0.06 per diluted share, for the fourth quarter of 2013. Net income was $0.04 per diluted share without the one-time revenue conversion for the third quarter of 2014. During the fourth quarter of 2014, the Company recorded restructuring charges of $0.5 million related to employee severances.
Non-GAAP net income was $4.8 million, or $0.08 per diluted share, for the fourth quarter of 2014, compared to non-GAAP net income of $4.2 million, or $0.07 per diluted share, for the third quarter of 2014, and non-GAAP net income of $4.8 million, or $0.08 per diluted share, for the fourth quarter of 2013.
GAAP net income was $13.5 million, or $0.24 per diluted share, for 2014, compared to net income of $17.6 million, or $0.30 per diluted share, for 2013. Non-GAAP net income was $17.8 million, or $0.31 per diluted share, for 2014, compared to $23.0 million, or $0.39 per diluted share, for 2013. GAAP gross margin was 51.7% for 2014, compared to 51.5% for 2013.
A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables at the end of this press release. Non-GAAP net income and non-GAAP earnings per diluted share exclude the impact of revenues and the related cost of revenues from the conversion of distributors to a sell-in revenue recognition model as well as share-based compensation, restructuring charges, and amortization of acquisition-related intangible assets with the related income tax effects and R&D tax credit. Beginning in the first quarter of 2014, the Company changed the presentation of non-GAAP net income from that previously reported to exclude the impact of the amortization of acquisition-related intangible assets and the related tax effect. The non-GAAP net income for the fourth quarter of 2013 and for the twelve months of 2013 have been revised from previously reported amounts to exclude the impact of the amortization of acquisition-related intangible assets and the related tax effect to conform with the current period presentation.

Micrel Reports 2014 Fourth Quarter and Full Year Financial Results
January 29, 2015

Commenting on the fourth quarter and full-year 2014 results, Micrel’s President and CEO Ray Zinn said, “Fourth quarter revenues of $57.9 million declined on a sequential quarter basis, primarily due to a slowdown in LTE build-out and the seasonal weakness from the wireline communications end market in Asia. This was partially offset by improving revenues from our timing and communications products where we saw particularly strong demand for our products in the fiber optic market. Operationally, fourth quarter gross margin was 51.1%, and efforts to improve efficiencies and reduce costs resulted in a $1.4 million per quarter reduction in total operating expenses. Although the semiconductor industry faced a difficult global macroeconomic environment throughout 2014, Micrel generated solid full-year financial and operational results with year-over-year growth in revenues, improving gross margins and strong cash flow from operations. In addition, I am very happy with the record design win momentum and we are quite pleased with the traction that our new products continue to receive in the marketplace.”
Outlook
Mr. Zinn continued, “Quarter one is typically a flat to down quarter for Micrel and the industry overall. With that in mind, we believe Micrel's revenue for the quarter will be in the range of down 2% to up 4% from the fourth quarter of 2014. First quarter gross margin is expected to be in the range of 50% to 51% and GAAP net income is projected to be in the range of $0.02 to $0.04 per share, with non-GAAP income projected to be in the range of $0.04 to $0.07.”
Dividend
The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.05 per share of common stock. The payment of this dividend will be made on February 25, 2015 to shareholders of record as of February 11, 2015.

Micrel Reports 2014 Fourth Quarter and Full Year Financial Results
January 29, 2015

Share Repurchase Plan
In the fourth quarter of 2014, the Company repurchased 0.5 million shares for a total of $6.7 million at an average price of $12.33 per share. For the full year, the Company repurchased 1.7 million shares for a total of $20.2 million at an average price of $11.55 per share. On August 20, 2014, the Company announced that its Board of Directors had authorized the repurchase of an additional $25.0 million of the Company's common stock. This most recent authorization is in addition to the approximately $17.7 million of the Board of Directors’ previous authorization remaining as of August 19, 2014. On December 31, 2014, Micrel had approximately $30.7 million remaining under its repurchase authorization. Stock repurchases may occur from time to time in the open market or in privately negotiated transactions; provided that the repurchases are made in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The timing and amount of any repurchase of shares will be determined by the Company’s management, based on its evaluation of market conditions, cash on hand and other factors.  The authorization will stay in effect until the aggregate authorized amount is expended or the authorization is modified by the Board of Directors.
Conference Call
The Company will host a conference call today, January 29, 2015, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). President and Chief Executive Officer, Raymond Zinn, and Chief Financial Officer, Bob DeBarr, will present an overview of the 2014 fourth quarter and full-year financial results; discuss current business conditions and then respond to questions.
The call is available, live, to any interested party, on a listen-only basis, by dialing (877) 407-0789. For international callers, please dial (201) 689-8562. A live webcast will also be available on the ‘Investors’ section of Micrel’s website at: www.micrel.com. An audio replay of the conference call will be available for all interested parties through February 5, 2015, by dialing (877) 870-5176 and entering the participant code 13597696. For international callers, please dial (858) 384-5517 and enter participant code 13597696. The webcast replay will also be available on the Company’s website.

Micrel Reports 2014 Fourth Quarter and Full Year Financial Results
January 29, 2015

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, including revenues, customer demand and inventories, order lead times, backlog, turns-fill requirements, net income, earnings per share, gross margin, average selling prices, the effect of cost-control efforts, use of free cash flow, stock buyback and dividend programs, supply chain constraints, channel inventory levels and trends, capacity utilization, development of new products, design wins and customer order patterns, and the nature and extent of macro-economic and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for Micrel products; customer decisions to cancel, reschedule, or delay orders for Micrel's products; the effect that lead times and channel inventories have on the demand for Micrel's products; distributor acceptance of changing contract terms; economic or financial difficulties experienced by Micrel customers; the effect of business conditions in the computing, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; challenges involving integration of acquired businesses and utilization of acquired technology, market adoption, revenue growth and margins of acquired products; changes in demand for the Company’s products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements and forecasts; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting Micrel's future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel’s operating cash flow, and economic and industry projections. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

Micrel Reports 2014 Fourth Quarter and Full Year Financial Results
January 29, 2015

Non-GAAP Reporting
The Company presents non-GAAP financial measures because the Company believes it is helpful information for investors and financial analysts in their analysis of historical results and projections of the Company's future operating results. Non-GAAP net income and non-GAAP earnings per diluted share exclude the impact of revenues and the related cost of revenues from the conversion of certain distributors to a sell-in revenue recognition model, share-based compensation, restructuring charges and amortization of acquisition-related intangible assets with the related income tax effects and R&D tax credit. Non-GAAP results without the one-time adjustment exclude the impact of revenues and the related cost of revenues from the conversion of distributors to a sell-in revenue recognition model with the related income tax effects. The Company believes this provides a better comparison of results in the current period to those in prior periods as well as provides information regarding the Company’s on-going operating performance after exclusion of these items. The Company has reconciled such non-GAAP financial measures to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.
References to these non-GAAP financial measures should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP. The Company's non-GAAP financial measures may differ from non-GAAP financial measures provided by other companies.

About Micrel
Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide high-performance linear and power, LAN and timing and communications markets.  The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, MEMs-based clock oscillators and crystal-less clock generators, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: www.micrel.com.
-Financial Tables to Follow-

Micrel Reports 2014 Fourth Quarter and Full Year Financial Results
January 29, 2015

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Net revenues	$57,918	$67,480	$60,007	$247,594	$237,080
Cost of revenues *	28,308	33,072	29,594	119,566	115,034
Gross profit	29,610	34,408	30,413	128,028	122,046
Gross profit %	51.1%	51.0%	50.7%	51.7%	51.5%

Operating expenses:
Research and development *	15,103	16,013	14,526	62,033	55,853
Selling, general and administrative *	11,721	12,218	11,325	48,351	45,803
Restructuring charges	508	484	1,376	992	1,376
Total operating expenses	27,332	28,715	27,227	111,376	103,032
Income from operations	2,278	5,693	3,186	16,652	19,014
Interest and other (expense) income:
Interest income	84	80	109	359	482
Other expense	(97)	(120)	(34)	(297)	(264)
Interest and other (expense) income, net	(13)	(40)	75	62	218
Income before (benefit from) provision for income taxes	2,265	5,653	3,261	16,714	19,232
(Benefit from) provision for income taxes	(789)	978	(103)	3,167	1,584
Net income	$3,054	$4,675	$3,364	$13,547	$17,648

Net income per share:
Basic	$0.05	$0.08	$0.06	$0.24	$0.31
Diluted	$0.05	$0.08	$0.06	$0.24	$0.30

Shares used in computing per share amounts:
Basic	56,490	56,642	56,908	56,508	57,803
Diluted	57,710	57,708	57,546	57,538	58,506

* Share-based compensation expense included in:
Cost of revenues	$249	$271	$276	$997	$1,060
Research and development	800	874	867	3,197	2,875
Selling, general and administrative	895	864	878	3,430	3,162
	$1,944	$2,009	$2,021	$7,624	$7,097

Micrel Reports 2014 Fourth Quarter and Full Year Financial Results
January 29, 2015

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Net revenues	$57,918	$67,480	$60,007	$247,594	$237,080
Revenues from conversion of distributors to sell-in revenue recognition model	—	(5,064)	—	(5,064)	—
Net revenues without one-time adjustment	$57,918	$62,416	$60,007	$242,530	$237,080

Cost of revenues	$28,308	$33,072	$29,594	$119,566	$115,034
Cost of revenues from conversion of distributors to sell-in revenue recognition model	—	(1,566)	—	(1,566)	—
Cost of revenues without one-time adjustment	$28,308	$31,506	$29,594	$118,000	$115,034

Gross profit	$29,610	$34,408	$30,413	$128,028	$122,046
Revenues from conversion of distributors to sell-in revenue recognition model	—	(5,064)	—	(5,064)	—
Cost of revenues from conversion of distributors to sell-in revenue recognition model	—	1,566	—	1,566	—
Gross profit without one-time adjustment	$29,610	$30,910	$30,413	$124,530	$122,046
Gross profit % without one-time adjustment	51.1%	49.5%	50.7%	51.3%	51.5%

Net income	$3,054	$4,675	$3,364	$13,547	$17,648
Revenues from conversion of distributors to sell-in revenue recognition model	—	(5,064)	—	(5,064)	—
Cost of revenues from conversion of distributors to sell-in revenue recognition model	—	1,566	—	1,566	—
Tax effect of one-time adjustments	—	1,088	—	1,088	—
Net income without one-time adjustment	$3,054	$2,265	$3,364	$11,137	$17,648

Net income per share - diluted	$0.05	$0.08	$0.06	$0.24	$0.30
Total adjustments to net income	—	(0.04)	—	(0.05)	—
Net income per share without one-time adjustment - diluted	$0.05	$0.04	$0.06	$0.19	$0.30

Shares used in computing net income per share:
Basic	56,490	56,642	56,908	56,508	57,803
Diluted	57,710	57,708	57,546	57,538	58,506

Micrel Reports 2014 Fourth Quarter and Full Year Financial Results
January 29, 2015

Reconciliation To Full Non-GAAP Results:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
GAAP net income	$3,054	$4,675	$3,364	$13,547	$17,648
Revenues from conversion of distributors to sell-in revenue recognition model	—	(5,064)	—	(5,064)	—
Cost of revenues from conversion of distributors to sell-in revenue recognition model	—	1,566	—	1,566	—
Share-based compensation included in:
Cost of revenues	249	271	276	997	1,060
Research and development	800	874	867	3,197	2,875
Selling, general and administrative	895	864	878	3,430	3,162
Restructuring charges	508	484	1,376	992	1,376
Amortization of acquisition-related intangible assets	295	301	330	1,327	1,186
Tax effect of adjustments to GAAP net income	(961)	219	(1,229)	(2,233)	(3,218)
R&D tax credit	—	—	(1,062)	—	(1,062)
Non-GAAP net income*	$4,840	$4,190	$4,800	$17,759	$23,027

GAAP net income per share - diluted	$0.05	$0.08	$0.06	$0.24	$0.30
Total adjustments to GAAP net income	0.03	(0.01)	0.02	0.07	0.09
Non-GAAP net income per share - diluted	$0.08	$0.07	$0.08	$0.31	$0.39

Shares used in computing non-GAAP net income per share:
Basic	56,490	56,642	56,908	56,508	57,803
Diluted	57,710	57,708	57,546	57,538	58,506

* Non-GAAP net income was reached by excluding revenues and the related cost of revenues from the conversion of distributors to sell-in revenue recognition model, share-based compensation expense, restructuring charges and amortization of acquisition-related intangible assets with related income tax effects and R&D tax credit. Non-GAAP results were presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company’s on-going operating performance after exclusion of these items.

Micrel Reports 2014 Fourth Quarter and Full Year Financial Results
January 29, 2015

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS

CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$86,611	$88,593
Restricted cash	44	1,116
Accounts receivable, net	30,523	29,437
Inventories	44,136	43,201
Prepaid taxes	5,633	4,513
Prepaid expenses and other	1,612	2,698
Deferred income taxes	22,356	21,662
Total current assets	190,915	191,220

LONG-TERM INVESTMENTS	1,436	4,195
PROPERTY, PLANT AND EQUIPMENT, NET	60,453	57,779
LONG-TERM PREPAID TAXES	1,711	—
DEFERRED INCOME TAXES	2,707	1,581
GOODWILL	8,655	8,554
INTANGIBLE ASSETS, NET	9,792	11,749
OTHER ASSETS	1,511	1,046
TOTAL	$277,180	$276,124

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$17,376	$13,502
Deferred income on shipments to distributors	22,947	27,026
Accrued liabilities	12,869	12,874
Total current liabilities	53,192	53,402

LONG-TERM INCOME TAXES PAYABLE	3,511	3,575
LONG-TERM DEFERRED INCOME TAXES	807	973
OTHER LONG-TERM LIABILITIES	162	201

SHAREHOLDERS' EQUITY
TOTAL SHAREHOLDERS' EQUITY	219,508	217,973
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$277,180	$276,124